




     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL __, 2001
                                                      REGISTRATION NO. _________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 --------------
                    INNOVATIVE HOLDINGS & TECHNOLOGIES, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Colorado                                  74-2929034
------------------------------------          -------------------------------
   (State or other jurisdiction of                     (IRS Employer
   incorporation or organization)                  Identification Number

                             100 South Orange Avenue
                                    Suite 300
                                Orlando, FL 32801
              ----------------------------------------------------
                    (Address of Principal Executive Offices)

                              Chairman Compensation
                    ----------------------------------------
                            (Full title of the Plan)

                             -----------------------

                                  Helmut Wyzisk
                             Chairman and President
                             100 South Orange Avenue
                                    Suite 300
                                Orlando, FL 32801
               --------------------------------------------------
                     (Name and address of agent for service)

                                 (407) 481-8900
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                               -------------------

                         CALCULATION OF REGISTRATION FEE

============================= ===================== ====================== ===================== =====================
                                                      Proposed maximum           Proposed
    Title of securities           Amount to be         offering price       maximum aggregate         Amount of
      to be registered             registered           per share (1)       offering price (1)     registration fee
 ............................. ..................... ...................... ..................... .....................

Common stock,                      10,000,000
   $.001 par value                   shares                 $0.07                $700,000                $175
============================= ===================== ====================== ===================== =====================

(1) The registration fee was computed in accordance with Rule 457(h).

REOFFER/RESALE PROSPECTUS

                    INNOVATIVE HOLDINGS & TECHNOLOGIES, INC.

                10,000,000 SHARES COMMON STOCK ($.001 PAR VALUE)


         This prospectus is being used in connection with the reoffer or resale from time to time of up to 10,000,000 shares of our common stock by Helmut Wyzisk of Innovative Holdings & Technologies, Inc. (named under the caption and hereafter referred to as "Selling Shareholder"). The Selling Shareholder acquired the common stock as compensation for his employment by Innovative Holdings & Technologies, Inc.

         The Selling Shareholder may sell the common stock from time to time in one or more transactions (which may involve one or more block transactions) in sales occurring in the public market, in privately negotiated transactions (including sales pursuant to pledges), or in a combination of such transactions. Each sale may be made either at market prices prevailing at the time of such sale, at negotiated prices or at fixed prices, which may be changed. Some or all of the shares of common stock may be sold through brokers acting on behalf of the Selling Shareholder or to dealers for resale by such dealers; and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts, fees or commissions from the Selling Shareholder and/or the purchasers of the shares for whom they may act as broker or agent (which discounts, fees or commissions may be in excess of those customary in the type of transaction involved). However, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

         All expenses of registration incurred in connection with this offering are being borne by us, but all brokerage commissions and other selling expenses incurred by the Selling Shareholder will be borne by him. The shares of common stock are being sold by the Selling Shareholder acting as principal for his own account. We will not be entitled to any of the proceeds from such sales.

         The Selling Shareholder and any dealer acting in connection with the offering of any of the common stock or any broker executing selling orders on behalf of the Selling Shareholder may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. In such event, any profit on the sale of any or all of the shares by them and any discounts or concessions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         Our common stock is quoted on the OTC Electronic Bulletin Board under the symbol "IHTL." On April 12, 2001, the closing price of the common stock as reported on the OTC Electronic Bulletin Board was $0.07 per share.

                              --------------------

         Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 6 of this prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this Prospectus is April 16, 2001

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

Available Information.........................................................3
Incorporation of Certain Documents by Reference...............................4
The Company...................................................................5
Risk Factors..................................................................5
Use of Proceeds...............................................................7
Selling Shareholder...........................................................7
Plan of Distribution..........................................................8
Legal Matters.................................................................8
Liability of Directors and Officers, Indemnification..........................9
Special Note Regarding Forward-Looking Statements.............................9


                              --------------------


         Our principal executive offices are located at 100 S. Orange Ave., Suite 300, Orlando, Florida 32801, and our telephone number is (407) 481-8900. The information in our Web site is not incorporated by reference into this prospectus. Any reference in this prospectus to "we" or "our" is a reference to Innovative.

         The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of the prospectus.

                              AVAILABLE INFORMATION

         We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with the Exchange Act, we file reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). This prospectus does not contain all of the information set forth in the registration statement to which it relates, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is hereby made to the copy of the document filed as an exhibit to the registration statement.

         The registration statement described above, its exhibits, and the reports, proxy statements, and other information filed by us with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Copies of such material may be obtained by mail at prescribed rates from the Commission's Public Reference Section at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed at the Commission's home page or the Internet at http:/www.sec.gov. The Commission maintains a web site, the address of which is http:/www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including Innovative, that file electronically with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission pursuant to the Exchange Act are incorporated herein by reference:

                  (1) The Registrant's Annual Report on Form l0-KSB for the fiscal year ended December, 31, 2000.

                  (2) All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report referred to above; and

                  (3) The description of the Common Stock of the Registrant contained in the Registrant's Registration Statement.

                  All documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this prospectus, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified shall not be deemed to constitute a part of this prospectus except as so modified, and any statement so superseded shall not be deemed to constitute a part of this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all documents incorporated by reference into this prospectus except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Investor Relations, 100 South Orange Avenue, Suite 300, Orlando, FL 32801. Telephone (407) 481-9800.

                                   THE COMPANY

         THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS OR INCORPORATED HEREIN BY REFERENCE.

         Innovative Holdings & Technologies, Inc. (the "Company" or "IHTL") was incorporated under the laws of the State of Colorado on January 7, 1987. We have one operating subsidiary named Xtreme Telemetry Systems, Inc. (XTS), a Florida corporation.

         We are in the business of acquiring, creating and developing high technology companies with promising new technologies and applications. We do not intend to combine with private companies in manners which may cause it to be deemed an investment company subject to the Investment Company Act of 1940.

         Through our XTS subsidiary, we have developed the Xtreme Telemetry System, a high technology data acquisition and delivery system for broadcast television and Internet applications. The XTS System incorporates sensor technologies to gather data from biological, mechanical and environmental sources. This data then can be wirelessly transmitted from its source, by way of XTS's proprietary software, to broadcast applications on TV or the Internet. This broadcast information can then be graphically displayed on TV or the Internet.

         During 2000 there was contact with sports and broadcast entities for the purpose of telemetry data acquisition and broadcast delivery. These discussions have not resulted in contractual agreements and there are no assurances that these efforts will be successful.

          We have developed propriety software for which a copyright has been applied for.

          We acquired an interest in USTech Materials Corporation. USTech Materials Corporation (USTM) intends to develop manufacturing and marketing for Poly Ether Amid Resin, also known as PEAR. The PEAR resins were originally developed by Ashland, Inc., who entered into a license agreement with USTM/IHTL in July, 2000. The Company has endeavored to seek out financing and personnel to assist USTM's infrastructure, sales, and marketing systems and strategic relationships in order to bring PEAR to the marketplace. We are still in its basic development stages, and there are no guarantees that USTM will successfully raise sufficient capital, attract management and other personnel, and be able to develop manufacturing facilities, materials sources, R&D capabilities, marketing channels and delivery methods for PEAR resins.

                                  RISK FACTORS

         You should carefully consider the following risk factors and all other information contained in this prospectus or incorporated herein by reference. Investing in Innovative's common stock involves a high degree of risk. Any of the following risks could materially harm Innovative's business, operating results and financial condition and could result in a complete loss of your investment.

RISKS RELATED TO OUR BUSINESS

We have a limited operating history which may not be a reliable basis for evaluating our prospects.

         We are a development stage company with a limited operating history upon which you can evaluate us and our potential. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in an early stage of development, particularly companies in new and rapidly evolving markets like ours. Our failure to successfully address these risks and uncertainties could have a material adverse effect on our financial condition.

We expect future losses.

         To date, we have generated no revenues from operations, and have had net losses. We may be unable to be profitable, and if we are, we may not maintain profitability in the future.

We will require additional capital which may not be available to us.

         Our expansion and development plans will consume substantial amounts of capital. We must raise significant additional funds through debt or equity financing. We also anticipate that our funding needs will continue into the future. Adequate funds may not be available when needed or may not be available on favorable terms. If we raise additional funds by issuing equity securities, dilution to existing Shareholders may result. If funding is insufficient at any time, we may be unable to produce our programs, develop or enhance our libraries or services, take advantage of business opportunities, or respond to competitive pressures, any of which could harm our business. Our capital requirements will depend upon many factors, including, but not limited to:

         o  the rate at which we develop our operations; and
         o  the extent to which we develop and brand our  products and services.

We may be unable to recruit and retain the personnel we need to succeed.

         We may be unable to retain our key employees and key sales affiliates or attract, assimilate or retain other highly qualified employees and sales affiliates in the future. Our future success depends on our ability to attract, retain and motivate highly skilled employees and sales affiliates. Particularly, if we do not succeed in attracting new personnel or retaining and motivating our current personnel, it may be difficult for us to manage our business and meet our objectives.

We are dependent on our key management personnel for our future success.

         Our future success depends to a significant extent on the efforts and ability of our management team, particularly Helmut Wyzisk, our Chief Executive Officer. The departure of any of our officers or key employees could harm our ability to implement our business plan.

Our officers and directors have significant influence over us.

         Our executive officers and directors, in the aggregate, beneficially own a significant percentage of our common stock. These Shareholders may be able to exercise control over all matters requiring approval by our Shareholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control of us, which could have a material adverse effect on our stock price.

We may be liable for infringing the intellectual property rights of others.

         We may receive in the future, notice of claims of infringement of other parties' proprietary rights. Infringement or other claims could be asserted or prosecuted against us in the future and it is possible that past or future assertions or prosecutions could harm our business. Any such claims, with or without merit, could be time consuming, resulting in costly litigation and diversion of technical and management personnel, cause delays in the development and release of new products or services, or require us to develop non-infringing technology or enter into royalty or licensing arrangements. Such royalty or licensing arrangements, if required, may not be available on terms acceptable to us, or at all. For these reasons, infringement claims could harm our business.

Our failure to protect our intellectual property could adversely affect our brand and our business.

         We will need to rely on a combination of trademark and copyright law and trademark protection. Despite our efforts, we cannot be sure that we will be able to prevent misappropriation of our intellectual property. It is possible that litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. Litigation could result in substantial costs and diversion of our resources away from the operation of our business.


Effect of anti-takeover laws.

         Certain provisions of Colorado law may deter or frustrate a takeover attempt of the Company that Shareholders might consider in its best interest.

RISKS RELATED TO THE INTERNET INDUSTRY

Our business will suffer if we fail to adapt to evolving standards and technologies.

         The standards and technologies that make up data acquisition and delivery will evolve and change over time. We must adapt our services to maintain compatibility in the future to assure that we can continue to deliver high quality services in the sports industry. Our inability to deliver high quality services would lead to a decline in the demand for our services.

Third party breaches of database security could disrupt our operations and increase our capital expenditures.

         A party who is able to circumvent our security measures could misappropriate proprietary database information or cause interruptions in our operations. As a result we may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches, which could harm our business.

                                 USE OF PROCEEDS

         This prospectus relates to shares of common stock being offered and sold for the account of the Selling Shareholder. We will not receive any proceeds from the sale of the common stock but will pay all expenses related to the registration of the shares.

                               SELLING SHAREHOLDER

         The Selling Shareholder whose shares are covered by this prospectus is our President and Chairman. The following table shows the name of the Selling
Shareholder and the position he has held with us during the past three years, the number of shares of our common stock that he beneficially owned as of April
16, 2001, the number of shares of common stock covered by this prospectus, and the number of shares of common stock the Selling Shareholder will hold if he sells all of the shares offered by this prospectus.

        Selling                Position with          Beneficial Ownership         Shares       Beneficial Ownership
     Shareholders               the Company              Before Offering          Offered          After Offering
     ------------               -----------              ---------------          -------          --------------
    Helmut Wyzisk           Chairman/President            17,021,500 (1)        10,000,000            7,021,500

(1)      Includes   6,000,000   shares  of  common  stock   underlying   options
         exercisable at $.05 per share

                              PLAN OF DISTRIBUTION

         Since the Selling Shareholder may from time to time offer all or part of the shares, and since this offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of shares to be offered for sale by the Selling Shareholder.

         The Selling Shareholder may sell or distribute some or all of the shares offered by this prospectus from time to time through underwriters or dealers or brokers or other agents or directly to one or more purchasers, including pledgees, in transactions (which may involve block transactions) in sales occurring in the public market, in privately negotiated transactions (including sales pursuant to pledges) or in a combination of such transactions. Such transactions may be effected by the Selling Shareholder at market prices prevailing at the time of sale, at negotiated prices, or at fixed prices, which may be changed. Some or all of the shares may be sold through brokers acting on behalf of the Selling Shareholder or to dealers for resale by such dealers; and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts, fees or commissions from the Selling Shareholder and/or the purchasers of such shares for whom they may act as broker or agent. Such discounts, concessions or commissions as to a particular broker, dealer or agent might be in excess of those customary in the type of transaction involved. This prospectus also may be used, with our consent, by donees of the Selling Shareholder, or by other persons acquiring shares and who wish to offer and sell such shares under circumstances requiring or making desirable its use. In addition, any shares covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"), may be sold under Rule 144 rather than pursuant to this prospectus.

         Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for a period of five business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rule 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the Selling Shareholder. All of the foregoing may affect the marketing of the common stock.

         The Selling Shareholder and any dealer acting in connection with the offering of any of the shares or any broker executing selling orders on behalf of the Selling Shareholder may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of any or all of the shares by them and any discounts or concessions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

         In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions only through registered or licensed brokers or dealers.

                                  LEGAL MATTERS

         The validity of the common stock offered hereby will be passed upon for Innovative by Jonathan D. Leinwand, P.A. No members of Jonathan D. Leinwand, P.A., own any beneficial interest in Innovative.

              LIABILITY OF DIRECTORS AND OFFICERS, INDEMNIFICATION

         Innovative' articles of incorporation, as amended, provide that the Company may indemnify any director, officer, employee, fiduciary, or agent of the Company to the full extent permitted by Section 109 of the Colorado Revised Statutes as in effect at the time of the conduct by the person.

         An officer or director of a Colorado corporation may be indemnified against liability occurred in any proceeding related to that person's actions while acting as an officer or director of the corporation if that person acted in good faith; in the corporation's best interest or at least not opposed to the corporation's best interest; and the person had no reasonable cause to believe that his or her conduct was unlawful.

         An officer or director may not be indemnified in a proceeding by or on behalf of the corporation where the officer or director was judged liable or where the officer or director received an improper personal benefit and was adjudged liable.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Innovative pursuant to the foregoing provisions, or otherwise, Innovative has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, with respect to our business, financial condition and results of operations. When used in this prospectus, the words "may," "will," "intends," "plans," "expects," "anticipates," "estimates," and similar expressions are intended to identify forward-looking statements. The forward-looking statements included herein are subject to risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors," as well as those discussed elsewhere in this prospectus. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Innovative undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  (1) The Registrant's Annual Report on Form l0-KSB for the fiscal year ended December, 31, 2000.

                  (2) All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report referred to above; and

                  (3) The description of the Common Stock of the Registrant contained in the Registrant's Registration Statement.

                  All documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the common stock offered hereby will be passed upon for the Registrant by Jonathan Leinwand, P.A. None of Jonathan Leinwand, P.A.'s attorneys beneficially own any stock in Innovative.

         The financial statements and schedules for the fiscal year ended December 31, 2000 that are incorporated by reference in this Prospectus and elsewhere in this Registration Statement have been audited by DiRocco & Dombrow, P.A., independent certified public accountants, to the extent and for the periods indicated in their report, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving such reports.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Innovative' articles of incorporation, as amended, provide that the Company may indemnify any director, officer, employee, fiduciary, or agent of the Company to the full extent permitted by the Colorado Corporation Code as in effect at the time of the conduct by the person.

         An officer or director of a Colorado corporation may be indemnified against liability occurred in any proceeding related to that person's actions while acting as an officer or director of the corporation if that person acted in good faith; in the corporation's best interest or at least not opposed to the corporation's best interest; and the person had no reasonable cause to believe that his or her conduct was unlawful.

         An officer or director may not be indemnified in a proceeding by or on behalf of the corporation where the officer or director was judged liable or where the officer or director received an improper personal benefit and was adjudged liable.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to directors, officers or controlling persons of Registrant, pursuant to the foregoing provisions or otherwise, Registrant has been advised that, in the opinion of the Securities and Exchange Commission (the "Commission"), such indemnification is against public policy as expressed in the 1933 Act, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         The restricted shares of common stock that may be reoffered or resold under this registration statement were issued to the selling shareholder in reliance upon the exemption afforded under Section 4(2) of the Securities Act. The selling shareholder was provided information about the Registrant or had access to such information, and the investor was provided the opportunity to ask questions of Registrant's management concerning the information provided or made available. The certificates representing the shares bears a legend accordingly.

ITEM 8.  EXHIBITS

         See "Exhibit Index" on page 13.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, to include any additional or changed material information on the plan of distribution.

                  (2) For the purpose of determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's periodic reports pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                   [REMAINDER OF PAGE LEFT BANK INTENTIONALLY]


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on April 16, 2001.

                                      INNOVATIVE HOLDINGS AND TECHNOLOGIES, INC.

                                      By:

                                      Helmut Wyzisk
                                      Chairman, President

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      SIGNATURE                  TITLE                          DATE
      ---------                  -----                          ----
                           President, Director              April 16, 2001
----------------------    (principal executive officer)
     Helmut Wyzisk

                                  EXHIBIT INDEX

                  EXHIBIT
                  -------
                  NUMBER                            DESCRIPTION
                  -------                            -----------

                   3.1            Registrant's Amended Articles of Incorporation

                   3.2            Registrant's Bylaws

                   5.1            Opinion of Jonathan D. Leinwand, P.A.

                  23.1            Consent of  DiRocco & Dombrow

                  23.2            Consent  of   Jonathan   D.   Leinwand,   P.A.
                                 (contained  in its  opinion  filed as  Exhibit
                                  5.1 hereto)


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